EXHIBIT 23.1 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of XsunX, Inc. of our report dated January 14, 2014, relating to our audit of the financial statements, which appear in the Annual Report on Form 10-K of XsunX, Inc. for the year ended September 30, 2013.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
May 23, 2014